As Filed with the Securities and Exchange Commission on April 7, 2006

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

FEDERATED DEPARTMENT STORES, INC.

(Exact Name of Registrant as Specified in Its Charter)

_______________

DELAWARE	13-3324058
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 West Seventh Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices Including Zip Code)

FEDERATED DEPARTMENT STORES, INC. PROFIT SHARING 401(k) INVESTMENT PLAN
(Full Title of the Plan)
_______________

Dennis J. Broderick, Esq.
Senior Vice President, General Counsel and Secretary
Federated Department Stores, Inc.
Cincinnati, Ohio 45202
(513) 579-7000
(Name, Address and Telephone Number of Agent For Service)
_______________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.01 per share	1,500,000 shares	$72.45	$108,675,000	$11,628.23

(1)   Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)   Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on April 3, 2006, a date within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") relating to the Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the "Plan") is being filed to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the content of the Registration Statement on Form S-8 (Registration No. 333-104017) filed by Federated Department Stores, Inc. ("Federated" or the "Company") with the Securities and Exchange Commission (the "SEC") with respect to the Plan, including all attachments and exhibits thereto, with the exception of Items 3, 6 and 9 of Part II of such prior registration statement, each of which is amended and restated in its entirety herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference the following SEC filings into this registration statement:

•                     The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005;

•                     The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2005, July 30, 2005 and October 29, 2005;

•                     The Company's Current Reports on Form 8-K, filed on February 28, 2005, March 17, 2005, March 29, 2005, April 8, 2005, May 27, 2005, June                       1, 2005, June 3, 2005, June 7, 2005, June 15, 2005, July 14, 2005, July 19, 2005, July 19, 2005, August 30, 2005, October 7, 2005, October 18,                       2005, October 24, 2005, March 28, 2006, March 30, 2006 and March 31, 2006; and

•                     The description of the Company's Common Stock contained in the Registration Statement on Form 8-A, filed with the SEC on December 12, 1994                        (File No. 001-13536), including any subsequently filed amendments and reports updating such description.

All documents filed by the Company and the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

The following summary of the material provisions of the Company's by-laws and certificate of incorporation relating to indemnification of directors and officers, the Company's indemnification agreements with officers and directors, insurance policies maintained by the Company in respect of directors and officers and the Delaware General Corporation Law is not intended to be exclusive and is qualified in its entirety by such by-laws, certificate of incorporation, agreements, insurance policies and statutes.

The Company's certificate of incorporation and by-laws provide that the Company shall indemnify its officers and directors to the full extent permitted by applicable law.  Section 145 of the Delaware General Corporation Law provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful.  If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable to the corporation unless a court determines otherwise.

The Company also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act.  The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith.  The premiums for such insurance are paid by the Company.

Pursuant to separate indemnification agreements with the Company, each officer and director of the Company is indemnified against all liabilities relating to his or her position as an officer or director of the Company, to the fullest extent permitted under applicable law.

Item 8. Exhibits.

Exhibit Number	Description
4.1

Second Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 (File No. 001-135361)).

4.1.1

Amended and Restated Article Seventh to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 in respect of the 1994 Stock Incentive Plan of The May Department Stores Company, filed on August 30, 2005).

4.2	By-Laws of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, filed on April 1, 2003).
4.2.1	Amended and Restated Sections 28 and 29 of the By-Laws of the Company (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on July 19, 2005).
5.1	Opinion of Dennis J. Broderick.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Dennis J. Broderick (included in Exhibit 5.1).
24.1	Powers of Attorney.

The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

(a)           The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 7th day of April, 2006.

                                                                                                                     FEDERATED DEPARTMENT STORES, INC.

                                                                                                                     By:    /s/  Dennis J. Broderick
                                                                                                                              Dennis J. Broderick
                                                                                                                              Senior Vice President, General Counsel and
                                                                                                                                  Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* Terry J. Lundgren	Chairman of the Board, President and Chief Executive Officer, and Director (Principal Executive Officer)	April 7, 2006
* Karen M. Hoguet	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 7, 2006
* Joel A. Belsky	Vice President and Controller (Principal Accounting Officer)	April 7, 2006
[*] Meyer Feldberg	Director	April 7, 2006
[*] Sara Levinson	Director	April 7, 2006
Joseph Neubauer	Director
[*] Joseph A. Pichler	Director	April 7, 2006
[*] Joyce M. Roché	Director	April 7, 2006
[*] William P. Stiritz	Director	April 7, 2006
Karl M. von der Heyden	Director
Craig E. Weatherup	Director
[*] Marna C. Whittington	Director	April 7, 2006

*              The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S‑8 pursuant to the Powers of Attorney executed by the above-named officers and directors and filed herewith.

Dated April 7, 2006                                                Dated April 7, 2006                                                        By:  /s/  Dennis J. Broderick
                                                                                              Dennis J. Broderick
                                                                                              Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1

Second Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995 (File No. 001-135361)).

4.1.1

Amended and Restated Article Seventh to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 in respect of the 1994 Stock Incentive Plan of The May Department Stores Company, filed on August 30, 2005).

4.2	By-Laws of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, filed on April 1, 2003).
4.2.1	Amended and Restated Sections 28 and 29 of the By-Laws of the Company (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on July 19, 2005).
5.1	Opinion of Dennis J. Broderick.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Dennis J. Broderick (included in Exhibit 5.1).
24.1	Powers of Attorney.